EXHIBIT 5.1

[ Letterhead of Nortel Networks Corporation]

July 14, 2006

Nortel Networks Corporation

8200 Dixie Road, Suite 100

Brampton, Ontario

Canada L6T 5P6

Dear Sirs/Mesdames:

Re:	Nortel Networks Corporation – Form S-8 Registration Statement under the Securities Act of 1933, as amended

I am General Counsel – Corporate and Corporate Secretary of Nortel Networks Corporation, a corporation organized under the laws of Canada (the “Registrant”). This opinion is being furnished to you in connection with the Registrant's Registration Statement on Form S-8 (the “Registration Statement”) filed today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of an aggregate of 122,000,000 shares of the Registrant’s common stock, without par value (“Shares”), which may be issued under the Nortel 2005 Stock Incentive Plan (the “Plan”).

In rendering this opinion, I have examined:

(a)	the Restated Certificate and Articles of Incorporation of the Registrant;

(b)	By-Law No. 1 of the Registrant; and

(c)	the Plan.

I have also:

(a)

made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion;

(b)	assumed that the signatures on the documents I have examined are genuine; and

(c)	assumed that, at the time of the issuance of the Shares, the Registrant will have received the full amount of the consideration therefor.

I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly created and authorized, and will be if and when issued, validly issued and outstanding as fully paid and non-assessable common shares of the Registrant.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and the reference to my name in Item 8 of the Registration Statement without admitting that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Yours truly,

/s/ Gordon A. Davies

General Counsel – Corporate and Corporate Secretary